Exhibit 99.1

Talmer Bancorp, Inc. reports first quarter 2014 net income of $32.7 million, representing $0.45 of earnings per diluted average share

Completed acquisition of Michigan Commerce Bank (Talmer West Bank)

Successful completion of initial public offering resulting in net proceeds of $42.1 million

TROY/May 6, 2014 — Talmer Bancorp, Inc. (NASDAQ: TLMR) (“Talmer”) today reported first quarter 2014 net income of $32.7 million, compared to $12.6 million for the fourth quarter 2013 and $60.5 million for the first quarter 2013.  Earnings per diluted share were $0.45 for the first quarter 2014, compared to $0.18 for the fourth quarter 2013 and $0.89 for the first quarter 2013.

Talmer Bancorp President and CEO David Provost commented, “We continue to execute on our strategic plans to build a leading Midwest community bank.  Success in our priorities of building scale, delivering solid earning asset growth and effectively integrating acquired institutions is evident in our financial results.  In early 2014, we completed the acquisition of Talmer West Bank, consolidated from four former banking subsidiaries of Capitol Bancorp.  This acquisition expanded our presence into additional markets including Western Michigan and Northern Indiana.  We are excited to welcome these employees and customers and look forward to further expansion of our presence in a number of these markets.”

“We have invested significantly over the last few years to build the necessary infrastructure for a larger and more complex institution.  These enhancements have resulted in financial controls and risk management practices that have proven scalable and allowed us to strategically focus on our growth initiatives in a highly competitive banking environment.  In the first quarter we completed the charter integration of First Place Bank into Talmer Bank and Trust, a significant final step in a long and costly process to deal with problem assets and build an effective control environment.  Work and opportunity remain to continue to centralize back office functions and realize synergies in the near term, but I am proud of the efforts of our team in combining two very different institutions in such a short period of time.”

“Although the era of distressed bank acquisitions is winding down, we are pleased with how we have been able to combine formerly struggling institutions into a larger, community focused and profitable enterprise.  We have utilized the financial flexibility provided by successful acquisitions to build a bank capable of delivering sustained growth.  While attractive acquisition opportunities remain in our sights, we are also prepared to drive the next chapter of our story based on both a greater emphasis on organic growth and the continuing realization of operating synergies from previous acquisitions.”

Quarterly Results Summary

(Dollars in thousands, except per share data)	1st Qtr 2014	4th Qtr 2013	1st Qtr 2013
Earnings Summary
Net interest income	$48,123	$39,284	$40,657
Total provision for loan losses	3,926	3,250	2,260
Noninterest income	53,012	23,638	103,619
Noninterest expense	65,614	53,090	84,611
Income before income taxes	31,595	6,582	57,405
Income tax provision (benefit)	(1,072)	(5,971)	(3,050)
Net income	32,667	12,553	60,455

Per Share Data
Diluted earnings per common share	$0.45	$0.18	$0.89
Tangible book value per share (1)	9.74	9.12	8.66
Average diluted shares (in thousands)	73,377	70,555	68,200

Performance and Capital Ratios
Return on average assets (annualized)	2.36%	1.08%	5.05%
Return on average equity (annualized)	19.07	8.24	41.11
Net interest margin (fully taxable equivalent) (annualized) (2)	3.95	3.72	3.74
Tangible average equity to tangible average assets (1)	12.09	12.89	12.00
Tier 1 leverage ratio (3)	12.47	11.88	10.98
Tier 1 risk-based capital (3)	16.66	18.29	19.15
Total risk-based capital (3)	17.72	19.21	19.75

(1)  See section entitled “Reconciliation of Non-GAAP Financial Measures.”

(2)  Presented on a tax equivalent basis using a 35% tax rate for all periods presented.

(3)  First quarter 2014 is estimated.

First Quarter 2014 Compared to Fourth Quarter 2013

•                  Net income increased to $32.7 million, or $0.45 per diluted average share, in the first quarter 2014, compared to $12.6 million, or $0.18 per diluted average share, for the fourth quarter 2013.  The $20.1 million increase in net income included the bargain purchase gain of $37.0 million resulting from our acquisition of Michigan Commerce Bank (Talmer West Bank).  The bargain purchase gain was partially offset by transaction and integration related expenses during the first quarter detailed in the noninterest expense section following.

•                  Net total loans increased during the first quarter 2014 by $637.1 million, or 21.6%, to $3.6 billion, which at the end of the quarter included $552.3 million of loans from our acquisition of Talmer West Bank.  Excluding loans from the Talmer West Bank acquisition, net total loans grew by $84.8 million, or 11.5% annualized, in the three months ended March 31, 2014.  During the first quarter 2014, Talmer Bank and Trust experienced $114.6 million of net uncovered organic loan growth, partially offset by $29.8 million of net covered loan run-off (loans covered by loss share agreements with the FDIC).  The Talmer West Bank acquisition added $572.2 million of loans at the time the transaction closed on January 1, 2014, of which a net $19.9 million ran-off by the end of the quarter.

•                  Total deposits increased $785.5 million, or 21.8%, to $4.4 billion as of March 31, 2014, primarily reflecting $857.8 million of deposits acquired in our acquisition of Talmer West Bank, partially offset by a decline in time deposits of $63.6 million.

•                  Net interest income of $48.1 million increased $8.8 million, or 22.5%, compared to the fourth quarter 2013.  The increase in net interest income was primarily the result of the addition of $9.1 million of net interest income related to our acquisition of Talmer West Bank and its inclusion into our operations beginning January 1, 2014.  Our net interest margin also increased 23 basis points to 3.95% in the first quarter 2014, compared to 3.72% in the fourth quarter 2013.  The increase is primarily the result of the loan composition purchased in our acquisition of Talmer West Bank, which held a higher percentage of higher yielding commercial real estate loans, partially offset by a reduction in the benefit received from discount accretion on our purchased credit impaired loan portfolio.

•                  Noninterest income increased by $29.4 million, or 124.3%, to $53.0 million in the first quarter 2014 compared to fourth quarter 2013.  The increase primarily relates to the $37.0 million bargain purchase gain recognized as a result of our acquisition of Talmer West Bank and its inclusion into our operations, partially offset by a decrease in mortgage banking and other loan fees and a net loss on sales of securities.

•                  Noninterest expenses increased $12.5 million, or 23.6%, to $65.6 million in the first quarter 2014 compared to fourth quarter 2013.  Noninterest expenses in the first quarter 2014 included the addition of Talmer West Bank’s operating expenses and approximately $10.8 million of certain transaction and integration related expenses including severance expense, bank acquisition and due diligence fees, bonus payments related to our successful acquisition of Talmer West Bank, the merger of First Place Bank and Talmer Bank and Trust and the completion of our initial public offering, as well as expenses incurred related to termination of certain software contracts. Excluding transaction related expenses, Talmer West Bank added $10.5 million of operating expense in the first quarter 2014.  Excluding Talmer West Bank operating expenses and transaction and integration related expenses of approximately $10.8 million, total operating expense declined by $8.8 million, or 16.5%, compared to fourth quarter 2013, primarily reflecting operating synergies achieved from the integration of First Place Bank into Talmer Bank and Trust.

Income Statement

Net Interest Income and Net Interest Margin

Net interest income for the first quarter of 2014 was $48.1 million, compared to $39.3 million in the prior quarter.  The increase in net interest income in the first quarter was primarily the result of the addition of $9.1 million of net interest income related to our acquisition of Talmer West Bank and its inclusion into our operations beginning January 1, 2014.

Our net interest margin was 3.95% in the first quarter 2014, an increase of 23 basis points from 3.72% in the fourth quarter 2013.  The increase in our net interest margin in the first quarter was due to a combination of several factors, the largest being the acquisition of Talmer West Bank, which had a significantly higher proportion of its loan portfolio in commercial real estate loans that, on average, have a higher yield than Talmer Bank and Trust’s loan portfolio which has a larger percentage of residential real estate loans.

Our net interest margin benefits from discount accretion on our purchased credit impaired loan portfolio, a component of the accretable yield.  However, given the substantial growth of our organic loan portfolio, diminished size of our covered loan portfolio and the high negative yield on the FDIC indemnification asset, the net interest margin benefit from excess accretable yield is now relatively insignificant, especially when compared to prior quarters.  The accretable yield represents the excess of the net present value of expected future cash flows over the acquisition date fair value on our purchased credit impaired loans and includes both the expected coupon of the loan and the discount accretion.  The accretable yield is recognized as interest income over the expected remaining life of the purchased credit impaired loan.  For the first quarter 2014 and the fourth quarter 2013, the yield on total loans was 5.80% and 5.91%, respectively, while the yield generated using only the expected coupon would have been 5.02% and 4.49%, respectively.  The difference between the actual yield earned on total loans and the yield generated based on the expected coupon represents excess accretable yield.  The expected coupon of the loan considers the actual coupon rate of the loan and does not include any interest income for loans in nonaccrual status.  Our net interest margin is also adversely impacted by the negative yield on the FDIC indemnification asset.  Because our quarterly cash flow re-estimations have continuously resulted in improvements in the overall expected cash flows on covered loans our expected payment from the FDIC under our loss share agreements have declined, resulting in a negative yield on the FDIC indemnification asset.  This negative yield on the FDIC indemnification asset partially offsets the benefits provided by the excess accretable yield.  This negative yield was 21.29% and 19.03% for first quarter 2014 and fourth quarter 2013, respectively.  The combination of the excess accretable yield and negative yield on the FDIC indemnification asset benefitted net interest margin by five basis points and 36 basis points in the first quarter 2014 and fourth quarter 2013, respectively.

Noninterest Income

Noninterest income increased $29.4 million to $53.0 million in the first quarter 2014, compared to $23.6 million for the fourth quarter 2013.  Noninterest income in the first quarter 2014 benefitted from the $37.0 million bargain purchase gain resulting from our acquisition of Talmer West Bank and the inclusion of $4.6 million of noninterest income related directly to Talmer West Bank.  These benefits were partially offset primarily by a decrease in mortgage banking and other loan fees of $6.5 million and the net loss on sales of securities of $2.3 million during the quarter.  The decrease in mortgage banking and other loan fees primarily reflects changes in the fair value of loan servicing rights, which was a detriment to earnings of $3.1 million during the first quarter 2014 versus a benefit of $3.1 million during the fourth quarter 2013 primarily due to movements in interest rates during those periods.  The recognition of $2.3 million of net losses on sales of securities during the first quarter 2014 resulted from management’s decision to sell certain securities late in the quarter to take advantage of an opportunity to reinvest the proceeds in securities that improve the duration extension risk and forward looking yield profile of our securities profile.

Noninterest Expenses

Noninterest expenses in the first quarter 2014 totaled $65.6 million, compared to $53.1 million in the fourth quarter 2013.  The increase in total noninterest expenses was primarily due to the addition of Talmer West Bank’s $10.5 million of operating costs outside of transaction related expenses in the first quarter 2014 and approximately $10.8 million of transaction and integration related expenses including severance expense, bank acquisition and due diligence fees, bonus payments related to our successful acquisition of Talmer West Bank, the merger of First Place Bank and Talmer Bank and Trust and the completion of our initial public offering, as well as expenses incurred related to termination of certain software contracts.  Outside of the Talmer West Bank and transaction and integration related expenses results for the first quarter 2014 reflect decreases of salary and employee benefits of $4.1 million, professional service fees of $1.5 million, occupancy and equipment expense of $1.1 million and insurance expense of $660 thousand.  These reductions are cost benefits we realized as we continue to rationalize staffing and services in our growing organization.  The following table illustrates certain transaction and integration related items impacting noninterest expense trends during the quarter.

	Three months ended March 31, 2014
(Dollars in thousands)	Actual	Transaction and integration related expenses	Excluding transaction and integration related expenses
Noninterest expenses
Salary and employee benefits	$35,726	$4,935	$30,791
Occupancy and equipment expense	9,148	2,800	6,348
Data processing fees	1,740	—	1,740
Professional service fees	4,290	1,161	3,129
FDIC loss sharing expense	524	—	524
Bank acquisition and due diligence fees	1,711	1,711	—
Marketing expense	1,091	—	1,091
Other employee expense	729	—	729
Insurance expense	1,849	—	1,849
Other expense	8,806	240	8,566
Total noninterest expenses	$65,614	$10,847	$54,767

We caution that earnings can be volatile given that such a large portion of our loan portfolio is comprised of purchased credit impaired loans and because of our on-going acquisition activities.  Income can be significantly impacted by the accounting requirement to periodically re-estimate the cash flows of purchased credit impaired loans and expenses associated with technology conversion and organization integration related activities.

Credit Quality

We recorded our acquired loans at fair value at the date of acquisition with no separate allowance for loan losses.  At March 31, 2014, the allowance for loan losses on uncovered loans was $22.8 million, or 0.72% of total uncovered loans, compared to $17.7 million, or 0.72% of total uncovered loans, at December 31, 2013.  The increase in allowance for loan losses on uncovered loans for the quarter was primarily due to allowance resulting from our quarterly re-estimation of expected cash flows for our uncovered purchased credit impaired loans.  At March 31, 2014, the allowance for loan losses on covered loans was $38.0 million, or 7.63% of total covered loans, compared to $40.4 million, or 7.62% of total covered loans at December 31, 2013.  The decrease in allowance for loan losses on covered loans primarily reflects payments received on loans not previously anticipated, partially offset by the additional allowance resulting from our quarterly re-estimation of expected cash flows for our covered purchased credit impaired loans.

During the first quarter 2014, we completed re-estimations of cash flows expectation for purchased credit impaired loans in each of our acquisitions with the exception of Talmer West Bank since it was acquired during the quarter.  For the re-estimations, loans with decreased cash flow expectations resulted additional loan loss provisions of $5.1 million.  Provisions related to covered loans are partially offset by an increase in the FDIC indemnification asset.  The re-estimations also resulted in a $16.4 million improvement in the gross cash flow expectation for loans which will be recognized prospectively as an increase in the accretable yield.  The improvement in cash flows on covered loans will be partially offset by a continued reduction in the FDIC indemnification asset which will impact future earnings through negative accretion.

All of our acquired loan portfolios are continuing to perform significantly better than initially anticipated.  We believe improvements in performance are primarily due to improvements in the economy and the efforts made by our Special Assets team that manages our acquired loan portfolios.  Similar to the first quarter 2014 re-estimations, the prior re-estimations of cash flows have indicated better overall expected performance than originally anticipated at acquisition.

Balance Sheet and Capital Management

Total assets increased $869.8 million to $5.4 billion at March 31, 2014 compared to $4.5 billion at December 31, 2013.  The acquisition date fair value of assets acquired in our acquisition of Talmer West Bank increased assets by $898.3 million after the $6.5 million of cash consideration paid.  The primary drivers of the increase in assets in the quarter ended March 31, 2014 were a $637.1 million increase in net total loans and a $155.2 million increase in cash and cash equivalents.

Net total loans at March 31, 2014 were $3.6 billion, which at the end of the quarter included $552.3 million of loans acquired in the Talmer West Bank acquisition, compared to $2.9 billion at December 31, 2013.  Excluding loans from our acquisition of Talmer West Bank, net total loans grew by $84.8 million, or 11.5% annualized, compared to December 31, 2013.  During the quarter, Talmer Bank and Trust experienced $114.6 million of net uncovered organic loan growth, partially offset by $29.8 million of net covered loan run-off.  The Talmer West Bank acquisition added $572.2 million of loans when the transaction closed on January 1, 2014, of which a net $19.9 million ran-off by the end of the quarter.  We continue to be focused on sourcing quality loan growth to overcome the run-off of higher yielding acquired loans.  A significant amount, $497.9 million, or 13.7%, of total loans, are covered by loss sharing agreement entered into with the FDIC.  Acquired loans are reported on the balance sheet at the contractual balance net of remaining discount resulting from acquisition accounting and charge-offs taken since acquisition.

Total liabilities were $4.7 billion at March 31, 2014 compared to $3.9 billion at December 31, 2013.  The acquisition date fair value of liabilities assumed in our acquisition of Talmer West Bank increased liabilities by $861.3 million.  The increase in liabilities in the quarter ended March 31, 2014 was primarily due to an increase in total deposits of $785.5 million.  While we increased our total deposits by 21.8% during the period, we continued to maintain a low total cost of deposits and total costs of funds of 20 basis points and 32 basis points, respectively, in the first quarter 2014.

Total shareholders’ equity increased $80.5 million, or 13.0%, to $697.5 million at March 31, 2014, compared to $617.0 million as of December 31, 2013.  The increase in shareholders’ equity primarily reflects our initial public offering completed in February 2014 that raised $42.1 million of capital, after deducting underwriting discounts and commissions and offering expenses and our first quarter 2014 net income of $32.7 million.

Key Performance Goals

Our near-term focus continues to be on realizing significant operating synergies associated with the acquisitions of First Place Bank and Talmer West Bank.

•                  Consolidation of back office processes and personnel

•                  Wind-down of third-party expenses associated with regulatory compliance and systems enhancements

•                  Continuing footprint rationalization including branch consolidations and evaluation of potential divestitures

•                  In April 2014, we entered into an agreement to sell our 11 Wisconsin branch offices including the deposits in Wisconsin which will allow us to focus on the core banking franchise.

•                  Also in April 2014, we entered into an agreement to sell our single branch in Albuquerque, New Mexico along with its deposits and loans.

•                  Goal of building a sustainable 1%+ core return on assets by growing upon our foundation and infrastructure

Conference Call and Webcast

Talmer Bancorp, Inc. will host a live conference webcast to review first quarter 2014 financial results at 8:30 a.m. ET on Wednesday, May 7, 2014. The webcast and supplemental financial information can be accessed via Talmer Bancorp Inc.’s “Investor Relations” page at www.talmerbank.com where a link will be provided.  Interested parties may also access the conference call by calling (888) 317-6003 (event ID No. 5166535) or internationally at (412) 317-6061 (event ID No. 5166535). A replay of the Webcast can be accessed via Talmer Bancorp Inc.’s “Investor Relations” page at www.talmerbank.com.

About Talmer Bancorp, Inc.

Headquartered in Troy, Michigan, Talmer Bancorp, Inc. is the holding company for Talmer Bank and Trust and Talmer West Bank.  These banks, operating through branches and lending offices in Michigan, Ohio, Indiana, Wisconsin, Nevada, Illinois and New Mexico, offer a full suite of commercial and retail banking, mortgage banking, wealth management and trust services to small and medium-sized businesses and individuals.

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Talmer Bancorp Inc.’s results of operations or financial position.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements

Some of the statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as:  “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.  Examples of forward-looking statements, include, among others, statements related to our future expectations, including all statements under the heading entitled “Key Performance Goals,” statements regarding expectations related to growth opportunities in our markets, our ability to deliver sustained growth through acquisition opportunities, organic growth and the realization of operating synergies from prior acquisitions and our strategic plan.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to risks, uncertainties and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, our acquisition transactions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements, as well as additional risks and uncertainties contained in the “Risk Factors” and the forward-looking statement disclosure contained in our Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements.  All forward-looking statements speak only as of the date on which it is made.  We undertake no obligation to update or revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Media Contact:	Investor Relations Contact:

Shellie Maitre	Bradley Adams

(248) 498-2858	(248) 498-2862

Talmer Bancorp, Inc.

Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2014	2013	2013

Assets
Cash and due from banks	$107,170	$97,167	$91,040
Interest-bearing deposits with other banks	318,368	206,160	431,289
Federal funds sold and other short-term investments	105,000	72,029	131,421
Total cash and cash equivalents	530,538	375,356	653,750
Securities available-for-sale	632,047	620,083	579,320
Federal Home Loan Bank stock	12,335	16,303	15,813
Loans held for sale, at fair value	75,931	85,252	259,670
Loans:
Residential real estate (includes $17.6 million, $16.3 million and $0 respectively, measured at fair value) (1)	1,268,200	1,085,453	956,769
Commercial real estate	1,147,820	755,839	742,490
Commercial and industrial	573,268	446,644	316,966
Real estate construction (includes $278 thousand, $1.4 million and $0 respectively, measured at fair value) (1)	143,569	176,226	117,914
Consumer	12,932	9,754	13,031
Total loans, excluding covered loans	3,145,789	2,473,916	2,147,170
Less: Allowance for loan losses - uncovered	(22,771)	(17,746)	(10,598)
Net loans - excluding covered loans	3,123,018	2,456,170	2,136,572
Covered loans	497,920	530,068	661,159
Less: Allowance for loan losses - covered	(38,000)	(40,381)	(49,914)
Net loans - covered	459,920	489,687	611,245
Net total loans	3,582,938	2,945,857	2,747,817
Premises and equipment	56,352	51,001	58,153
FDIC indemnification asset	119,045	131,861	202,202
Other real estate owned	57,451	29,955	42,944
Loan servicing rights	77,892	78,603	53,761
Core deposit intangible	16,102	13,205	15,199
FDIC receivable	8,130	7,783	15,090
Company-owned life insurance	39,814	39,500	38,506
Income tax benefit	178,882	126,200	117,700
Other assets	29,744	26,402	30,844
Total assets	$5,417,201	$4,547,361	$4,830,769
Liabilities
Deposits:
Noninterest-bearing demand deposits	950,671	779,379	743,238
Interest-bearing demand deposits	714,043	598,281	547,233
Money market and savings deposits	1,370,691	1,215,864	1,236,700
Time deposits	1,270,927	927,313	1,225,664
Other brokered funds	80,000	80,000	50,498
Total deposits	4,386,332	3,600,837	3,803,333
FDIC clawback liability	25,593	24,887	22,252
FDIC warrants payable	4,423	4,118	4,452
Short-term borrowings	89,562	71,876	69,035
Long-term debt	177,483	199,037	259,972
Other liabilities	36,340	29,591	82,732
Total liabilities	4,719,733	3,930,346	4,241,776
Shareholders’ equity
Preferred stock - $1.00 par value
Authorized - 20,000,000 shares at 3/31/2014, 12/31/2013 and 3/31/2013
Issued and outstanding - 0 shares at 3/31/2014, 12/31/2013 and 3/31/2013	$—	$—	$—
Common stock:
Class A Voting Common Stock - $1.00 par value
Authorized - 198,000,000 shares at 3/31/2014, 12/31/2013 and 3/31/2013
Issued and outstanding - 69,962,461 shares at 3/31/2014, 66,234,397 shares at 12/31/2013 and 66,229,397 at 3/31/2013	69,962	66,234	66,229
Class B Non-Voting Common Stock - $1.00 par value
Authorized - 2,000,000 shares at 3/31/2014, 12/31/2013 and 3/31/2013
Issued and outstanding - 0 shares at 3/31/2014, 12/31/2013 and 3/31/2013	—	—	—
Additional paid-in-capital	404,905	366,428	365,106
Retained earnings	225,016	192,349	154,247
Accumulated other comprehensive income (loss), net of tax	(2,415)	(7,996)	3,411
Total shareholders’ equity	697,468	617,015	588,993
Total liabilities and shareholders’ equity	$5,417,201	$4,547,361	$4,830,769

Talmer Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

	Three months ended March 31,
(Dollars in thousands, except per share data)	2014	2013

Interest income
Interest and fees on loans	$53,420	$48,738
Interest on investments
Taxable	1,878	1,364
Tax-exempt	1,952	994
Total interest on securities	3,830	2,358
Interest on interest earning cash balances	216	290
Interest on federal funds and other short term investments	177	200
Dividends on FHLB stock	185	407
FDIC indemnification asset	(6,718)	(8,148)
Total interest income	51,110	43,845
Interest Expense
Interest-bearing demand deposits	224	167
Money market and savings deposits	494	518
Time deposits	1,491	1,661
Other brokered funds	29	24
Interest on short-term borrowings	175	22
Interest on long-term debt	574	796
Total interest expense	2,987	3,188
Net interest income	48,123	40,657
Provision for loan losses - uncovered	6,424	1,176
Provision (benefit) for loan losses - covered	(2,498)	1,084
Net interest income after provision for loan losses	44,197	38,397

Noninterest income
Deposit fee income	3,274	4,512
Mortgage banking and other loan fees	1,264	5,185
Net gain on sales of loans	3,040	16,815
Bargain purchase gain	36,994	71,702
FDIC loss sharing income	(113)	130
Accelerated discount on acquired loans	6,466	2,293
Net gain (loss) on sales of securities	(2,310)	31
Other income	4,397	2,951
Total noninterest income	53,012	103,619

Noninterest expenses
Salary and employee benefits	35,726	52,896
Occupancy and equipment expense	9,148	7,022
Data processing fees	1,740	1,647
Professional service fees	4,290	3,887
FDIC loss sharing expense	524	696
Bank acquisition and due diligence fees	1,711	7,229
Marketing expense	1,091	1,537
Other employee expense	729	896
Insurance expense	1,849	2,932
Other expense	8,806	5,869
Total noninterest expenses	65,614	84,611
Income before income taxes	31,595	57,405
Income tax provision (benefit)	(1,072)	(3,050)
Net income	$32,667	$60,455

Earnings per share:
Basic	$0.48	$0.91
Diluted	$0.45	$0.89
Average shares outstanding - basic	68,121	66,229
Average shares outstanding - diluted	73,377	68,200

Total comprehensive income	38,248	59,948

Talmer Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

	1st	4th	3rd	2nd	1st
	Quarter	Quarter	Quarter	Quarter	Quarter
(Dollars in thousands, except per share data)	2014	2013	2013	2013	2013

Interest income
Interest and fees on loans	$53,420	$45,354	$49,475	$51,290	$48,738
Interest on investments
Taxable	1,878	1,880	1,751	1,102	1,364
Tax-exempt	1,952	1,098	1,132	1,006	994
Total interest on securities	3,830	2,978	2,883	2,108	2,358
Interest on interest earning cash balances	216	188	97	201	290
Interest on federal funds and other short term investments	177	204	279	247	200
Dividends on FHLB stock	185	160	167	138	407
FDIC indemnification asset	(6,718)	(6,952)	(6,032)	(6,908)	(8,148)
Total interest income	51,110	41,932	46,869	47,076	43,845
Interest Expense
Interest-bearing demand deposits	224	173	174	159	167
Money market and savings deposits	494	430	447	494	518
Time deposits	1,491	1,250	1,408	1,545	1,661
Other brokered funds	29	32	38	48	24
Interest on short-term borrowings	175	24	26	33	22
Interest on long-term debt	574	739	775	742	796
Total interest expense	2,987	2,648	2,868	3,021	3,188
Net interest income	48,123	39,284	44,001	44,055	40,657
Provision for loan losses - uncovered	6,424	6,569	2,852	4,923	1,176
Provision (benefit) for loan losses - covered	(2,498)	(3,319)	(727)	(7,460)	1,084
Net interest income after provision for loan losses	44,197	36,034	41,876	46,592	38,397

Noninterest income
Deposit fee income	3,274	3,179	3,547	4,648	4,512
Mortgage banking and other loan fees	1,264	7,729	7,222	10,770	5,185
Net gain on sales of loans	3,040	3,423	5,028	16,139	16,815
Bargain purchase gain	36,994	—	—	—	71,702
FDIC loss sharing income	(113)	(3,167)	(4,846)	(2,343)	130
Accelerated discount on acquired loans	6,466	6,596	4,345	3,920	2,293
Net gain (loss) on sales of securities	(2,310)	292	—	69	31
Other income	4,397	5,586	2,741	2,858	2,951
Total noninterest income	53,012	23,638	18,037	36,061	103,619

Noninterest expenses
Salary and employee benefits	35,726	29,837	29,766	34,110	52,896
Occupancy and equipment expense	9,148	6,327	6,582	6,824	7,022
Data processing fees	1,740	2,049	3,539	1,913	1,647
Professional service fees	4,290	4,073	4,472	4,425	3,887
FDIC loss sharing expense	524	483	106	722	696
Bank acquisition and due diligence fees	1,711	819	171	474	7,229
Marketing expense	1,091	659	634	654	1,537
Other employee expense	729	793	1,018	975	896
Insurance expense	1,849	1,851	1,911	3,280	2,932
Other expense	8,806	6,199	5,227	6,527	5,869
Total noninterest expenses	65,614	53,090	53,426	59,904	84,611
Income before income taxes	31,595	6,582	6,487	22,749	57,405
Income tax provision (benefit)	(1,072)	(5,971)	(4,057)	7,743	(3,050)
Net income	$32,667	$12,553	$10,544	$15,006	$60,455

Earnings per share:
Basic	$0.48	$0.19	$0.16	$0.23	$0.91
Diluted	$0.45	$0.18	0.15	0.21	$0.89
Average shares outstanding - basic	68,121	66,231	66,229	66,229	66,229
Average shares outstanding - diluted	73,377	70,555	69,853	69,853	68,200

Total comprehensive income (loss)	38,248	9,922	10,737	6,036	59,949

Talmer Bancorp, Inc.

Selected Financial Information

(Unaudited)

	2014	2013
(Dollars in thousands, except per share data)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Earnings Summary
Interest income	$51,110	$41,932	$46,869	$47,076	$43,845
Interest expense	2,987	2,648	2,868	3,021	3,188
Net interest income	48,123	39,284	44,001	44,055	40,657
Provision for loan losses - uncovered	6,424	6,569	2,852	4,923	1,176
Provision (benefit) for loan losses - covered	(2,498)	(3,319)	(727)	(7,460)	1,084
Bargain purchase gains	36,994	—	—	—	71,702
Noninterest income	53,012	23,638	18,037	36,061	103,619
Noninterest expense	65,614	53,090	53,426	59,904	84,611
Income before income taxes	31,595	6,582	6,487	22,749	57,405
Income tax provision (benefit)	(1,072)	(5,971)	(4,057)	7,743	(3,050)
Net income	32,667	12,553	10,544	15,006	60,455

Per Share Data
Basic earnings per common share	$0.48	$0.19	$0.16	$0.23	$0.91
Diluted earnings per common share	0.45	0.18	0.15	0.21	0.89
Book value per common share	9.97	9.32	9.16	9.00	8.89
Tangible book value per share (1)	9.74	9.12	8.95	8.78	8.66
Shares outstanding (in thousands)	69,962	66,234	66,229	66,229	66,229
Average diluted shares (in thousands)	73,377	70,555	69,853	69,853	68,200

Selected Period End Balances
Total assets	$5,417,201	$4,547,361	$4,741,945	$4,849,135	$4,830,769
Securities available-for-sale	632,047	620,083	652,739	662,876	579,320
Total Loans	3,643,709	3,003,984	2,880,727	2,842,782	2,808,329
Uncovered loans	3,145,789	2,473,916	2,322,193	2,239,655	2,147,170
Covered loans	497,920	530,068	558,534	603,127	661,159
FDIC indemnification asset	119,045	131,861	148,325	171,956	202,202
Total deposits	4,386,332	3,600,837	3,662,675	3,741,765	3,803,333
Total liabilities	4,719,733	3,930,346	4,135,114	4,253,286	4,241,776
Total shareholders’ equity	697,468	617,015	606,831	595,849	588,993
Tangible shareholders’ equity (1)	681,366	603,810	592,963	581,318	573,794

Performance and Capital Ratios
Return on average assets (annualized)	2.36%	1.08%	0.90%	1.26%	5.05%
Return on average equity (annualized)	19.07	8.24	7.09	10.12	41.11
Net interest margin (fully taxable equivalent) (annualized) (2)	3.95	3.72	4.11	4.03	3.74
Tangible average equity to tangible average assets (1)	12.09	12.89	12.37	12.13	12.00
Tier 1 leverage ratio (3)	12.47	11.88	11.43	11.43	10.98
Tier 1 risk-based capital (3)	16.66	18.29	17.83	18.24	19.15
Total risk-based capital (3)	17.72	19.21	18.66	18.91	19.75

Asset Quality Ratios:
Net charge-offs to average loans, excluding covered loans (annualized)	0.17%	0.01%	0.19%	0.25%	0.26%
Nonperforming assets as a percentage of total assets	1.82	1.58	1.57	1.56	1.20
Nonperforming loans as a percent of total loans	1.13	1.40	1.43	1.35	0.54
Nonperforming loans as a percent of total loans, excluding covered loans	0.81	0.98	1.02	0.84	0.14
Allowance for loan losses as a percentage of period-end loans	1.67	1.93	2.02	2.12	2.15
Allowance for loan losses-uncovered as a percentage of period-end uncovered loans	0.72	0.72	0.67	0.62	0.49
Allowance for loan losses as a percentage of nonperforming loans, excluding loans accounted for under ASC 310-30	50.61	43.52	41.55	51.94	100.61

(1)  See section entitled “Reconciliation of Non-GAAP Financial Measures.”

(2)  Presented on a tax equivalent basis using a 35% tax rate for all periods presented.

(3)  First quarter 2014 is estimated.

Talmer Bancorp, Inc.

Loan Data

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2014	2013	2013	2013	2013

Uncovered loans
Residential real estate	$1,268,200	$1,085,453	$998,264	$990,267	$956,769
Commercial real estate
Non-owner occupied	742,178	581,651	579,751	598,169	613,075
Owner-occupied	377,678	148,545	135,743	124,291	112,367
Farmland	27,964	25,643	23,931	18,545	17,048
Total commercial real estate	1,147,820	755,839	739,425	741,005	742,490
Commercial and industrial	573,268	446,644	384,265	354,503	316,966
Real estate construction	143,569	176,226	190,312	141,810	117,914
Consumer	12,932	9,754	9,927	12,070	13,031
Total uncovered loans	3,145,789	2,473,916	2,322,193	2,239,655	2,147,170

Covered loans
Residential real estate	119,408	123,334	128,798	134,625	142,684
Commercial real estate
Non-owner occupied	143,460	154,951	161,671	144,536	159,372
Owner-occupied	108,630	115,435	119,470	157,937	170,553
Farmland	27,059	29,015	29,253	28,950	32,261
Total commercial real estate	279,149	299,401	310,394	331,423	362,186
Commercial and industrial	71,155	78,437	88,749	101,669	119,381
Real estate construction	16,895	17,218	18,312	22,589	23,082
Consumer	11,313	11,678	12,281	12,821	13,826
Total covered loans	497,920	530,068	558,534	603,127	661,159

Total loans	$3,643,709	$3,003,984	$2,880,727	$2,842,782	$2,808,329

Talmer Bancorp, Inc.

Impaired Loans

(Unaudited)

	2014	2013
(Dollars in thousands)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Uncovered
Nonperforming troubled debt restructurings
Residential real estate	$2,189	$2,469	$1,170	$205	$132
Commercial real estate	2,664	3,581	1,946	2,126	271
Commercial and industrial	526	415	434	3	—
Consumer	2	3	3	21	—
Total nonperforming troubled debt restructurings	5,381	6,468	3,553	2,355	403
Nonaccrual loans other than nonperforming troubled debt restructurings
Residential real estate	11,633	12,946	11,939	12,691	502
Commercial real estate	6,174	2,010	4,841	2,657	1,012
Commercial and industrial	1,723	2,266	854	956	917
Real estate construction	582	510	2,357	70	—
Consumer	100	97	103	4	70
Total nonaccrual loans other than nonperforming troubled debt restructurings	20,212	17,829	20,094	16,378	2,501
Total nonaccrual loans	25,593	24,297	23,647	18,733	2,904
Other real estate	47,286	18,384	16,512	15,906	19,031
Total nonperforming assets	72,879	42,681	40,159	34,639	21,935

Performing troubled debt restructurings
Residential real estate	828	328	4	300	46
Commercial real estate	3,003	1,637	2,899	45	50
Commercial and industrial	1,365	1,367	554	1,193	1,263
Real estate construction	96	90	—	—	—
Consumer	30	30	30	—	3
Total performing troubled debt restructurings	5,322	3,452	3,487	1,538	1,362
Total uncovered impaired assets	$78,201	$46,133	$43,646	$36,177	$23,297

Loans 90 days or more past due and still accruing, excluding loans accounted for under ASC 310-30	$3	$539	$—	$66	$3

Covered
Nonperforming troubled debt restructurings
Residential real estate	$962	$900	$914	$1,082	$132
Commercial real estate	6,235	6,561	5,340	6,330	5,106
Commercial and industrial	2,780	3,052	3,019	3,858	2,713
Real estate construction	1,023	926	884	835	206
Consumer	25	25	26	18	—
Total nonperforming troubled debt restructurings	11,025	11,464	10,183	12,123	8,157
Nonaccrual loans other than nonperforming troubled debt restructurings
Residential real estate	368	88	88	71	—
Commercial real estate	1,563	1,563	1,575	1,025	1,343
Commercial and industrial	2,124	4,149	5,154	5,985	2,249
Real estate construction	442	446	457	465	474
Consumer	—	6	6	10	—
Total nonaccrual loans other than nonperforming troubled debt restructurings	4,497	6,252	7,280	7,556	4,066
Total nonaccrual loans	15,522	17,716	17,463	19,679	12,223
Other real estate	10,165	11,571	16,861	21,374	23,913
Total nonperforming assets	25,687	29,287	34,324	41,053	36,136

Performing troubled debt restructurings
Residential real estate	2,582	2,691	2,544	2,405	2,457
Commercial real estate	15,056	14,391	16,733	16,450	15,567
Commercial and industrial	3,030	3,802	4,304	4,921	4,518
Real estate construction	111	163	166	168	115
Total performing troubled debt restructurings	20,779	21,047	23,747	23,944	22,657
Total covered impaired assets	$46,466	$50,334	$58,071	$64,997	$58,793

Loans 90 days or more past due and still accruing, excluding loans accounted for under ASC 310-30	$7	$—	$—	$3,539	$1,171

Talmer Bancorp, Inc.

Net Interest Income and Net Interest Margin

(Unaudited)

	Three months ended
	March 31, 2014			December 31, 2013			March 31, 2013
(Dollars in thousands)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Earning assets:
Interest-earning balances	$401,307	$216	0.22%	$278,114	$188	0.27%	$469,326	$290	0.25%
Federal funds sold & other short-term investments	70,688	177	1.02	103,011	204	0.79	98,286	200	0.82
Investment securities (3):
Taxable	477,801	1,878	1.59	451,467	1,880	1.65	411,861	1,364	1.34
Tax-exempt	183,986	1,952	5.81	187,911	1,098	3.13	162,292	994	3.35
FHLB stock	22,426	185	3.34	16,303	160	3.90	15,813	407	10.43
Gross uncovered loans (4)	3,219,185	39,610	4.99	2,512,137	29,615	4.68	2,357,561	28,212	4.85
Gross covered loans (4)	513,608	13,810	10.90	534,666	15,739	11.68	704,294	20,526	11.82
FDIC indemnification asset	127,983	(6,718)	(21.29)	144,949	(6,952)	(19.03)	219,322	(8,148)	(15.07)
Total earning assets	5,016,984	51,110	4.19%	4,228,558	41,932	3.97%	4,438,755	43,845	4.04%
Non-earning assets:
Cash and due from banks	119,222			108,896			101,022
Allowance for loan losses	(61,913)			(57,114)			(58,835)
Premises and equipment	55,350			52,870			60,645
Core deposit intangible	16,794			13,527			15,538
Other real estate owned	59,541			29,650			43,552
Loan servicing rights	80,065			73,680			49,893
FDIC receivable	7,067			10,392			14,874
Company-owned life insurance	40,963			39,337			38,344
Other non-earning assets	211,140			135,511			85,276
Total assets	$5,544,761			$4,635,307			$4,789,064

Interest-bearing liabilities:
Deposits:
Interest-bearing DDA	$709,274	224	0.13	$595,362	173	0.12	$552,251	167	0.12
Money market and savings deposits	1,396,282	494	0.14	1,225,280	430	0.14	1,212,348	518	0.17
Time deposits	1,327,397	1,491	0.46	943,778	1,250	0.53	1,251,093	1,661	0.54
Other brokered funds	80,000	29	0.15	80,000	32	0.16	39,907	24	0.24
Short-term borrowings	102,633	175	0.69	40,219	24	0.24	41,208	22	0.22
Long-term debt	211,735	574	1.10	252,173	739	1.16	264,252	796	1.22
Total interest-bearing liabilities	3,827,321	2,987	0.32%	3,136,812	2,648	0.33%	3,361,059	3,188	0.38%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing DDA	968,029			819,992			732,395
FDIC clawback liability	25,075			24,485			22,339
Other liabilities	39,111			44,673			85,046
Stockholders’ equity	685,224			609,345			588,225
Total liabilities and stockholders’ equity	$5,544,761			$4,635,307			$4,789,064

Net interest income		$48,123			$39,284			$40,657

Interest spread			3.87%			3.64%			3.66%
Net interest margin as a percentage of interest-earning assets			3.89			3.68			3.71
Tax equivalent effect			0.06			0.04			0.03
Net interest margin as a percentage of interest-earning assets (FTE)			3.95%			3.72%			3.74%

(1) Interest income is shown on actual basis and does not include taxable equivalent adjustments.

(2) Average rates are presented on an annual basis and includes a taxable equivalent adjustment to interest income on tax exempt securities of $683 thousand, $384 thousand and $348 thousand for the three months ended March 31, 2014, December 31, 2013, and March 31, 2013, respectively, using the statutory tax rate of 35%.

(3) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(4) Includes nonaccrual loans.

Talmer Bancorp, Inc.

Reconciliation of Non-GAAP Financial Measures (1)

(Unaudited)

	2014	2013
(Dollars in thousands, except per shara date)	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter

Total Shareholders’ equity	$697,468	$617,015	$606,831	$595,849	$588,993
Less:
Core deposit intangibles	16,102	13,205	13,868	14,531	15,199
Tangible shareholders’ equity	$681,366	$603,810	$592,963	$581,318	$573,794

Shares outstanding	69,962	66,234	66,229	66,229	66,229
Tangible book value per share	$9.74	$9.12	$8.95	$8.78	$8.66

Average Assets	$5,544,761	$4,635,307	$4,706,431	$4,781,267	$4,789,064
Average Equity	685,224	609,345	594,508	593,028	588,225
Average Core Deposit intangibles	16,794	13,527	14,193	14,863	15,538
Tangible average equity to tangible average assets	12.09%	12.89%	12.37%	12.13%	12.00%

(1) Management believes these non-GAAP financial measures provide useful information to both management and investors that is supplementary to our financial condition and results of operations in accordance with GAAP; however, we do acknowledge that our non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use.